Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Safeway Inc. on Form S-8 of our report dated March 8, 2002, appearing in the Annual Report on Form 10-K of Safeway Inc. for the year ended December 29, 2001.

/s/ Deloitte & Touche LLP

San Francisco, California August 12, 2002